REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Trustees of
Alpine Series Trust and Alpine Income Trust:
In planning and performing our audits of
the financial statements of Alpine Series Trust,
including the Alpine Dynamic Balance Fund,
Alpine Dynamic Dividend Fund, Alpine Dynamic
Financial Services Fund, Alpine Dynamic
Innovators Fund, Alpine Dynamic Transformations
Fund, and Alpine Accelerating Dividend Fund;
and Alpine Income Trust, including the Alpine
Municipal Money Market Fund and Alpine Ultra
Short Tax Optimized Income Fund
(collectively the Funds) as of and for
the year ended October 31, 2011, in accordance
with the standards of the Public Company
Accounting Oversight Board (United States),
we considered the Funds internal control over
financial reporting, including control over
safeguarding securities, as a basis for
designing our auditing procedures for
the purpose of expressing our opinion on
the financial statements and to comply with
the requirements of Form NSAR, but not for
the purpose of expressing an opinion on
the effectiveness of the Funds internal
control over financial reporting.
Accordingly, we express no such opinion.
The management of the Funds is responsible
for establishing and maintaining effective
internal control over financial reporting.
In fulfilling this responsibility, estimates
and judgments by management are required
to assess the expected benefits and related
costs of controls. A companys internal control
over financial reporting is a process designed
to provide reasonable assurance regarding
the reliability of financial reporting and
the preparation of financial statements for
external purposes in accordance with generally
accepted accounting principles. A companys
internal control over financial reporting
includes those policies and procedures that
(1) pertain to the maintenance of records that,
in reasonable detail, accurately and fairly
reflect the transactions and dispositions
of the assets of the company;
(2) provide reasonable assurance that
transactions are recorded as necessary to
permit preparation of financial statements
in accordance with generally accepted
accounting principles, and that receipts
and expenditures of the company are being
made only in accordance with authorizations
of management and directors of the company; and
(3) provide reasonable assurance regarding
prevention or timely detection of unauthorized
acquisition, use, or disposition of a companys
assets that could have a material
effect on the financial statements.
Because of its inherent limitations,
internal control over financial reporting
may not prevent or detect misstatements.
Also, projections of any evaluation of
effectiveness to future periods are subject
to the risk that controls may become
inadequate because of changes in conditions,
or that the degree of compliance with
the policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design
or operation of a control does not allow
management or employees, in the normal
course of performing their assigned functions,
to prevent or detect misstatements on a
timely basis. A material weakness is a deficiency,
or a combination of deficiencies, in internal
control over financial reporting, such that
there is a reasonable possibility that
a material misstatement of the companys
annual or interim financial statements will not
be prevented or detected on a timely basis.
Our consideration of the Funds internal
control over financial reporting was for
the limited purpose described in the first
paragraph and would not necessarily disclose
all deficiencies in internal control that might
be material weaknesses under standards
established by the Public Company Accounting
Oversight Board (United States). However,
we noted no deficiencies in the Funds internal
control over financial reporting and its
 operation, including controls for safeguarding
securities, that we consider to be a material
weakness, as defined above, as of October 31, 2011.
This report is intended solely for the
information and use of management and the
Board of Trustees of the Funds and the Securities
and Exchange Commission and is not intended
to be and should not be used by anyone other
than these specified parties.
/s/ Deloitte and Touche LLP
Milwaukee, Wisconsin
December 30, 2011